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Exhibit 99.1

Empire Resources Inc.
One Parker Plaza
Fort Lee, NJ 07024

FOR IMMEDIATE RELEASE

EMPIRE RESOURCES ANNOUNCES THIRD QUARTER OPERATING RESULTS

         FORT LEE, NJ, November 09, 2004- Empire Resources, Inc. (AMEX:ERS), a distributor of value added, semi-finished aluminum products, today announced net income for the three and nine months ended September 30, 2004 of $1,415,000 and $3,614,000 as compared to $887,000 and $2,747,000 for the same periods in 2003. Net income for the three and nine months ended September 30, 2004 increased to $0.14 and $.36 per share on a fully diluted basis, as compared to $0.09 and $.29 per share on a fully diluted basis for the same period in 2003.

         Net sales for the three and nine months were $53,809,000 and $159,599,000 as compared to $46,645,000 and $138,455,000 for the same periods in
2003. Net sales increased 15% for the three and nine month period as compared to the prior year.

         Empire Resources, Inc., is a distributor of a wide range of semi-finished aluminum products to customers in the transportation, housing, appliance and packaging industries in the U.S., Canada, Australia and New Zealand. It maintains supply contracts with aluminum mills in various parts of the world.

This press release contains forward-looking statements. Such statements involve various risks that may cause actual results to differ materially. These risks include, but are not limited to, the ability of the company to grow internally or by acquisition and to integrate acquired businesses, not being able to improve operating margins and efficiencies, changing industry and competitive conditions, and other risks referred to in the Company's registration statements and periodic reports filed with the Securities & Exchange Commission

Contact:
William Spier
212 759-3287 (ext. 101)
wspier@empireresources.com

                                 (Table Follows)









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Condensed Consolidated Statements of Income
In thousands, except per share amounts
(unaudited)

                                                           Three Months Ended                        Nine Months Ended
                                                               September 30,                           September 30,
                                                    ---------------------------------      ------------------------------------
                                                         2004               2003                  2004                   2003
                                                    ---------------------------------      ------------------------------------

Net sales                                         $       53,809              46,645     $       159,599      $         138,455
Cost of goods sold                                        49,496              43,373             147,627                128,670
                                                    -------------      --------------      --------------       ---------------
Gross profit                                               4,313               3,272              11,972                  9,785
Selling, general and administrative expenses               1,745               1,514               5,265                  4,525
                                                    -------------      --------------      --------------       ---------------

Operating income                                           2,568               1,758               6,707                  5,260
Interest expense                                             255                 251                 828                    726
                                                    -------------      ---------------      --------------      ---------------

Income before income taxes                                 2,313               1,507               5,879                  4,534
Income taxes                                                 898                 620               2,265                  1,787
                                                    -------------      --------------      --------------       ---------------

Net income                                         $       1,415                 887      $        3,614       $          2,747
                                                          ======                ====              ======                  =====

Weighted average shares outstanding:
     Basic                                                 9,553               9,469               9,566                  9,445
                                                           =====               =====               =====                  =====

     Diluted                                               9,864               9,784               9,904                  9,638
                                                           =====               =====               =====                  =====

Earnings per share:
     Basic                                                 $0.15               $0.09               $0.38                  $0.29
                                                          ======              ======              ======                  =====

     Diluted                                               $0.14               $0.09               $0.36                  $0.29
                                                          ======              ======              ======                  =====